Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fourth Quarter and Fiscal Year 2024 Results
Fiscal Year 2024 Total Revenues of $2,363.7M, up 10% Year Over Year;
Q4 Total Revenues of $630.6M, up 12% Year Over Year
Fiscal Year 2024 Subscription Services Revenues of $1,901.6M, up 10% Year Over Year;
Q4 Subscription Services Revenues of $521.5M, up 13% Year Over Year

PLEASANTON, CA - February 29, 2024 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fourth quarter and fiscal year ended January 31, 2024.
“The fourth quarter was a strong finish to an important year for Veeva,” said CEO Peter Gassner. “Executing on our long-term industry cloud opportunity, we delivered the Veeva Compass Suite of data products, established the Clinical Platform, and progressed our new Commercial Cloud. These advances will fuel our growth and have a major impact on the industry for years to come.”
Fiscal 2024 Fourth Quarter Results:
•Revenues: Total revenues for the fourth quarter were $630.6 million, up from $563.4 million one year ago, an increase of 12% year over year. Subscription services revenues for the fourth quarter were $521.5 million, up from $460.2 million one year ago, an increase of 13% year over year.
•Operating Income and Non-GAAP Operating Income(1): Fourth quarter operating income was $135.3 million, compared to $108.9 million one year ago, an increase of 24% year over year. Non-GAAP operating income for the fourth quarter was $239.1 million, compared to $209.4 million one year ago, an increase of 14% year over year.
•Net Income and Non-GAAP Net Income(1): Fourth quarter net income was $147.4 million, compared to $188.5 million one year ago, a decrease of 22% year over year. Non-GAAP net income for the fourth quarter was $226.3 million, compared to $186.3 million one year ago, an increase of 21% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the fourth quarter, fully diluted net income per share was $0.90, compared to $1.16 one year ago, while non-GAAP fully diluted net income per share was $1.38, compared to $1.15 one year ago.
•Customer Contracting Change: The previously announced customer contracting change that standardized termination for convenience (TFC) rights in our master subscription agreements went into effect on February 1, 2023. This resulted in a change in the timing of revenue for certain customer contracts to which a TFC right was added and reduced revenues, operating income and non-GAAP operating income, and net income and non-GAAP net income in the fourth quarter.

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

Fiscal Year 2024 Results:
•Revenues: Total revenues for the fiscal year ended January 31, 2024 were $2,363.7 million, up from $2,155.1 million one year ago, an increase of 10% year over year. Subscription services revenues were $1,901.6 million, up from $1,733.0 million one year ago, an increase of 10% year over year.
•Operating Income and Non-GAAP Operating Income(1): Fiscal year 2024 operating income was $429.3 million, compared to $459.1 million one year ago, a decrease of 6% year over year. Non-GAAP operating income for fiscal year 2024 was $842.5 million, compared to $830.5 million one year ago, an increase of 1% year over year.
•Net Income and Non-GAAP Net Income(1): Fiscal year 2024 net income was $525.7 million, compared to $487.7 million one year ago, an increase of 8% year over year. Non-GAAP net income for fiscal year 2024 was $791.0 million, compared to $695.6 million one year ago, an increase of 14% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For fiscal year 2024, fully diluted net income per share was $3.22, compared to $3.00 one year ago, while non-GAAP fully diluted net income per share was $4.84, compared to $4.28 one year ago.
•Customer Contracting Change: The customer contracting change that standardized TFC rights in our master subscription agreements resulted in a change in the timing of revenue for certain customer contracts to which a TFC right was added and reduced revenues, operating income and non-GAAP operating income, and net income and non-GAAP net income in fiscal year ended January 31, 2024.
“We ended the year with strong financial results, reflecting our increasing strategic partnership with the industry and continued focused execution,” said CFO Brent Bowman. “Our innovation engine, proven operating model, and customer success focus continue to differentiate Veeva and drive our strong, profitable growth.”
Recent Highlights:
•Product Excellence and Customer Success Drive Industry Leadership – Progressing on its vision to become the most strategic partner to the life sciences industry, Veeva finished the year with 1,432 customers, up 44 from the year prior. Veeva R&D Solutions ended the year with 1,078 customers and Veeva Commercial Solutions ended the year with a total of 693 customers.(2)(3)
•Setting a New Standard with Veeva Clinical Platform – As the only company connecting clinical operations and clinical data management with 11 industry leading solutions today, the Veeva Clinical Platform is helping connect sponsors, research sites, and patients for more effective and efficient trials. Given its ability to help improve trial collaboration end-to-end, the industry is increasingly turning to Veeva as more than 500 customers now use at least one Veeva Vault Clinical solution. More than 85 customers have both a clinical operations and clinical data management product from Veeva.
•Milestone Quarter for Veeva Data Cloud – In January, Veeva announced the availability of the complete Veeva Compass Suite of commercial data products, giving the industry a modern alternative to legacy data products. Compass uniquely supports the needs of today’s medicines because it includes projected data for both retail products and complex in-office therapies. Veeva Link also saw major success in the quarter as the ninth top 20 biopharma selected Veeva Link for Key People for all therapeutic areas.

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

Financial Outlook:
Veeva is providing guidance for its fiscal first quarter ending April 30, 2024 as follows:
•Total revenues between $640 and $643 million.
•Non-GAAP operating income between $245 and $247 million(4).
•Non-GAAP fully diluted net income per share between $1.42 and $1.43(4).
Veeva is providing guidance for its fiscal year ending January 31, 2025 as follows:
•Total revenues between $2,725 and $2,740 million.
•Non-GAAP operating income of about $1,070 million(4).
•Non-GAAP fully diluted net income per share of approximately $6.16(4).
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, February 29, 2024, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fourth Quarter and Fiscal Year 2024 Results Conference Call
When:	Thursday, February 29, 2024
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://registrations.events/direct/Q4I879596
Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) The combined customer counts for Commercial Solutions and R&D Solutions exceed the total customer count in each year because some customers subscribe to products in both areas. Commercial Solutions consist of our Veeva Commercial Cloud, Veeva Data Cloud, and Veeva Claims solutions. R&D Solutions consist of our Veeva Development Cloud, Veeva RegulatoryOne, and Veeva QualityOne solutions.
(3) Customer count totals are presented net of customer attrition during the period.
(4) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the first fiscal quarter ending April 30, 2024 or fiscal year ending January 31, 2025 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders, and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance provided as of February 29, 2024 about Veeva's expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, security, or privacy of our products, competitive factors, customer decisions and priorities, events that impact the life sciences industry, general macroeconomic and geopolitical events (including inflationary pressures, changes in interest rates, currency exchange fluctuations, changes in applicable laws and regulations, and impacts related to Russia’s invasion of Ukraine and the Israel-Hamas conflict), and issues that impact our ability to hire, retain, and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 38 and 39 in our filing on Form 10-Q for the period ended October 31, 2023, which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.
###
Investor Relations Contact:
Gunnar Hansen
Veeva Systems Inc.
267-460-5839
ir@veeva.com
Media Contact:
Maria Scurry
Veeva Systems Inc.
781-366-7617
pr@veeva.com

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2024	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$703,487	$886,465
Short-term investments	3,324,269	2,216,163
Accounts receivable, net	852,172	703,055
Unbilled accounts receivable	36,365	82,174
Prepaid expenses and other current assets	86,918	81,456
Total current assets	5,003,211	3,969,313
Property and equipment, net	58,532	49,817
Deferred costs, net	23,916	31,825
Lease right-of-use assets	45,602	55,336
Goodwill	439,877	439,877
Intangible assets, net	63,017	82,476
Deferred income taxes	233,463	136,697
Other long-term assets	43,302	38,955
Total assets	$5,910,920	$4,804,296

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,513	$41,678
Accrued compensation and benefits	43,433	44,282
Accrued expenses and other current liabilities	32,980	35,306
Income tax payable	11,862	4,946
Deferred revenue	1,049,761	869,285
Lease liabilities	9,334	11,306
Total current liabilities	1,178,883	1,006,803
Deferred income taxes	2,052	1,492
Lease liabilities, noncurrent	46,441	49,670
Other long-term liabilities	38,720	30,079
Total liabilities	1,266,096	1,088,044
Stockholders’ equity:
Class A common stock(5)	2	2
Class B common stock(5)	—	—
Additional paid-in capital	1,915,002	1,532,627
Accumulated other comprehensive loss	(10,637)	(31,129)
Retained earnings	2,740,457	2,214,752
Total stockholders’ equity	4,644,824	3,716,252
Total liabilities and stockholders’ equity	$5,910,920	$4,804,296

(5)Class B common stock was converted to Class A common stock on October 15, 2023. We refer to our Class A common stock as common stock.

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2024	2023	2024	2023
Revenues:
Subscription services(6)	$521,498	$460,152	$1,901,593	$1,733,002
Professional services and other(7)	109,120	103,237	462,080	422,058
Total revenues	630,618	563,389	2,363,673	2,155,060
Cost of revenues(8):
Cost of subscription services	77,398	68,913	290,577	257,635
Cost of professional services and other	96,530	95,401	386,714	351,770
Total cost of revenues	173,928	164,314	677,291	609,405
Gross profit	456,690	399,075	1,686,382	1,545,655
Operating expenses(8):
Research and development	163,565	142,538	629,031	520,278
Sales and marketing	99,203	89,049	381,472	348,691
General and administrative	58,658	58,565	246,545	217,595
Total operating expenses	321,426	290,152	1,257,048	1,086,564
Operating income	135,264	108,923	429,334	459,091
Other income, net	47,429	26,440	158,689	50,005
Income before income taxes	182,693	135,363	588,023	509,096
Income tax provision (benefit)	35,295	(53,170)	62,318	21,390
Net income	$147,398	$188,533	$525,705	$487,706
Net income per share:
Basic	$0.92	$1.20	$3.27	$3.14
Diluted	$0.90	$1.16	$3.22	$3.00
Weighted-average shares used to compute net income per share:
Basic	161,088	156,512	160,532	155,385
Diluted	164,071	162,104	163,486	162,437
Other comprehensive income:
Net change in unrealized gain (loss) on available-for-sale investments	$28,135	$15,868	$22,035	$(14,854)
Net change in cumulative foreign currency translation loss	(1,237)	(1,355)	(1,546)	(4,317)
Comprehensive income	$174,296	$203,046	$546,194	$468,535

(6) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions	$261,882	$242,896	$995,803	$946,252
Veeva R&D Solutions	259,616	217,256	905,790	786,750
Total subscription services	$521,498	$460,152	$1,901,593	$1,733,002

(7) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$45,899	$44,161	$185,981	$177,188
Veeva R&D Solutions	63,221	59,076	276,099	244,870
Total professional services and other	$109,120	$103,237	$462,080	$422,058

(8) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,626	$1,651	$6,483	$6,257
Cost of professional services and other	13,356	13,307	53,237	50,341
Research and development	42,967	39,430	172,876	141,571
Sales and marketing	23,781	23,010	90,865	87,509
General and administrative	17,163	18,147	70,272	66,229
Total stock-based compensation	$98,893	$95,545	$393,733	$351,907

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$147,398	$188,533	$525,705	$487,706
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,628	7,679	32,628	29,122
Reduction of operating lease right-of-use assets	2,806	3,136	11,691	12,198
Accretion of discount on short-term investments	(7,217)	(2,608)	(26,515)	(3,624)
Stock-based compensation	98,893	95,545	393,733	351,907
Amortization of deferred costs	5,334	4,989	18,177	22,096
Deferred income taxes	(25,242)	(43,133)	(105,374)	(127,502)
(Gain) loss on foreign currency from mark-to-market derivative	(1,063)	(222)	(222)	971
Bad debt expense (recovery)	63	(954)	693	256
Changes in operating assets and liabilities:
Accounts receivable	(596,731)	(459,243)	(149,810)	(72,177)
Unbilled accounts receivable	8,472	(89)	45,809	(18,908)
Deferred costs	(9,517)	(8,939)	(10,268)	(20,815)
Other current and long-term assets	7,220	(43,649)	414	(47,399)
Accounts payable	(4,728)	766	(10,230)	21,429
Accrued expenses and other current liabilities	5,323	6,622	(4,249)	9,276
Income taxes payable	5,302	(49,520)	6,916	(2,815)
Deferred revenue	416,284	362,485	188,164	140,472
Operating lease liabilities	(2,616)	(2,908)	(6,879)	(10,644)
Other long-term liabilities	(840)	4,808	956	8,921
Net cash provided by operating activities	57,769	63,298	911,339	780,470
Cash flows from investing activities
Purchases of short-term investments	(555,900)	(280,628)	(2,697,968)	(1,996,878)
Maturities and sales of short-term investments	476,932	245,273	1,647,813	1,002,707
Long-term assets	(7,735)	(3,907)	(26,196)	(13,512)
Net cash used in investing activities	(86,703)	(39,262)	(1,076,351)	(1,007,683)
Cash flows from financing activities
Proceeds from exercise of common stock options	10,503	13,538	62,687	43,654
Taxes paid related to net share settlement of equity awards	(20,987)	(15,779)	(78,875)	(63,030)
Net cash used in financing activities	(10,484)	(2,241)	(16,188)	(19,376)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(807)	(489)	(1,780)	(4,986)
Net change in cash, cash equivalents, and restricted cash	(40,225)	21,306	(182,980)	(251,575)
Cash, cash equivalents, and restricted cash at beginning of period	746,895	868,344	889,650	1,141,225
Cash, cash equivalents, and restricted cash at end of period	$706,670	$889,650	$706,670	$889,650

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$2,474	$76,028	$71,049	$82,009

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefits for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended January 31,		Fiscal year ended January 31,
	2024	2023	2024	2023
Net cash provided by operating activities on a GAAP basis	$57,769	$63,298	$911,339	$780,470
Excess tax benefits from employee stock plans	(2,474)	(76,028)	(71,049)	(82,009)
Net cash provided by (used in) operating activities on a non-GAAP basis	$55,295	$(12,730)	$840,290	$698,461

Net cash used in investing activities on a GAAP basis	$(86,703)	$(39,262)	$(1,076,351)	$(1,007,683)

Net cash used in financing activities on a GAAP basis	$(10,484)	$(2,241)	$(16,188)	$(19,376)

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended January 31,		Fiscal year ended January 31,
	2024	2023	2024	2023
Cost of subscription services revenues on a GAAP basis	$77,398	$68,913	$290,577	$257,635
Stock-based compensation expense	(1,626)	(1,651)	(6,483)	(6,257)
Amortization of purchased intangibles	(1,125)	(1,126)	(4,468)	(4,469)
Cost of subscription services revenues on a non-GAAP basis	$74,647	$66,136	$279,626	$246,909

Gross margin on subscription services revenues on a GAAP basis	85.2%	85.0%	84.7%	85.1%
Stock-based compensation expense	0.3	0.4	0.4	0.4
Amortization of purchased intangibles	0.2	0.2	0.2	0.3
Gross margin on subscription services revenues on a non-GAAP basis	85.7%	85.6%	85.3%	85.8%

Cost of professional services and other revenues on a GAAP basis	$96,530	$95,401	$386,714	$351,770
Stock-based compensation expense	(13,356)	(13,307)	(53,237)	(50,341)
Amortization of purchased intangibles	(139)	(139)	(550)	(550)
Cost of professional services and other revenues on a non-GAAP basis	$83,035	$81,955	$332,927	$300,879

Gross margin on professional services and other revenues on a GAAP basis	11.5%	7.6%	16.3%	16.7%
Stock-based compensation expense	12.3	12.9	11.6	11.9
Amortization of purchased intangibles	0.1	0.1	0.1	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	23.9%	20.6%	28.0%	28.7%

Gross profit on a GAAP basis	$456,690	$399,075	$1,686,382	$1,545,655
Stock-based compensation expense	14,982	14,958	59,720	56,598
Amortization of purchased intangibles	1,264	1,265	5,018	5,019
Gross profit on a non-GAAP basis	$472,936	$415,298	$1,751,120	$1,607,272

Gross margin on total revenues on a GAAP basis	72.4%	70.8%	71.3%	71.7%
Stock-based compensation expense	2.4	2.7	2.6	2.7
Amortization of purchased intangibles	0.2	0.2	0.2	0.2
Gross margin on total revenues on a non-GAAP basis	75.0%	73.7%	74.1%	74.6%

Research and development expense on a GAAP basis	$163,565	$142,538	$629,031	$520,278
Stock-based compensation expense	(42,967)	(39,430)	(172,876)	(141,571)
Amortization of purchased intangibles	(29)	(29)	(114)	(113)
Research and development expense on a non-GAAP basis	$120,569	$103,079	$456,041	$378,594

© 2024 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2024	2023	2024	2023
Sales and marketing expense on a GAAP basis	$99,203	$89,049	$381,472	$348,691
Stock-based compensation expense	(23,781)	(23,010)	(90,865)	(87,509)
Amortization of purchased intangibles	(3,552)	(3,555)	(14,102)	(14,105)
Sales and marketing expense on a non-GAAP basis	$71,870	$62,484	$276,505	$247,077

General and administrative expense on a GAAP basis	$58,658	$58,565	$246,545	$217,595
Stock-based compensation expense	(17,163)	(18,147)	(70,272)	(66,229)
Amortization of purchased intangibles	(56)	(57)	(225)	(227)
General and administrative expense on a non-GAAP basis	$41,439	$40,361	$176,048	$151,139

Operating expense on a GAAP basis	$321,426	$290,152	$1,257,048	$1,086,564
Stock-based compensation expense	(83,911)	(80,587)	(334,013)	(295,309)
Amortization of purchased intangibles	(3,637)	(3,641)	(14,441)	(14,445)
Operating expense on a non-GAAP basis	$233,878	$205,924	$908,594	$776,810

Operating income on a GAAP basis	$135,264	$108,923	$429,334	$459,091
Stock-based compensation expense	98,893	95,545	393,733	351,907
Amortization of purchased intangibles	4,901	4,906	19,459	19,464
Operating income on a non-GAAP basis	$239,058	$209,374	$842,526	$830,462

Operating margin on a GAAP basis	21.4%	19.3%	18.2%	21.3%
Stock-based compensation expense	15.7	17.0	16.6	16.3
Amortization of purchased intangibles	0.8	0.9	0.8	0.9
Operating margin on a non-GAAP basis	37.9%	37.2%	35.6%	38.5%

Net income on a GAAP basis	$147,398	$188,533	$525,705	$487,706
Stock-based compensation expense	98,893	95,545	393,733	351,907
Amortization of purchased intangibles	4,901	4,906	19,459	19,464
Income tax effect on non-GAAP adjustments(9)	(24,867)	(102,691)	(147,937)	(163,508)
Net income on a non-GAAP basis	$226,325	$186,293	$790,960	$695,569

Diluted net income per share on a GAAP basis	$0.90	$1.16	$3.22	$3.00
Stock-based compensation expense	0.60	0.59	2.41	2.17
Amortization of purchased intangibles	0.03	0.03	0.12	0.12
Income tax effect on non-GAAP adjustments(9)	(0.15)	(0.63)	(0.91)	(1.01)
Diluted net income per share on a non-GAAP basis	$1.38	$1.15	$4.84	$4.28
________________________
(9) For the three months and fiscal years ended January 31, 2024 and 2023, management used an estimated annual effective non-GAAP tax rate of 21.0%.

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